UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 21, 2016

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 21, 2016, HEI entered into a $75 million term loan agreement with Bank of America, N.A., which matures on March 23, 2018 and includes the same financial covenant (i.e., HEI will not permit its Capitalization Ratio-funded debt to capitalization, as defined-to exceed .50 to 1.00 as of the end of any fiscal quarter or fiscal year-end) and customary conditions as the HEI loan agreement with The Bank of Tokyo-Mitsubishi, UFJ, Ltd. and U.S. Bank, National Association. On March 23, 2016, HEI drew an initial $75 million Eurodollar term loan at an initial interest rate of 1.183% for an initial one month interest period. The proceeds from the term loan will be used to pay-off HEI’s $75 million 4.41% senior note at maturity on March 24, 2016.
This description of the loan agreement does not purport to be a complete description and is qualified in its entirety by reference to the loan agreement filed as HEI Exhibit 4, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

HEI Exhibit 4	Loan Agreement dated as of March 21, 2016 between Hawaiian Electric Industries, Inc., as Borrower and Bank of America, N.A. as Lender

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 23, 2016

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EXHIBIT INDEX

Exhibit No.        Description

HEI Exhibit 4	Loan Agreement dated as of March 21, 2016 between Hawaiian Electric
Industries, Inc., as Borrower and Bank of America, N.A. as Lender

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